UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2008

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Home Depot, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on August 25, 2008 which reported the appointment of Marvin R. Ellison as Executive Vice President – U.S. Stores.  At the time of such report, no determination had been made as to compensation for Mr. Ellison with respect to his new position.

On August 29, 2008, the Company and Mr. Ellison agreed upon the terms of his compensation.  Mr. Ellison’s annual base salary will be $625,000, and his annual bonus target under the Company’s Management Incentive Plan will be 100% of base salary, payout of which is based on achieving established goals. For Fiscal 2008, his financial bonus will not be less than the bonus he would have received as Northern Division President based on achieving established goals.

Mr. Ellison will receive an award of restricted stock, having a value of $250,000, at the next regularly scheduled meeting of the Leadership Development and Compensation Committee.  Fifty percent of the award will vest 30 months following the grant date and the remaining 50% of the award will vest 60 months following the grant date, provided, in each case, Mr. Ellison is employed with the Company on such dates.  Mr. Ellison will also receive an award of stock options having a value of $500,000.  Twenty-five percent of such stock options will become exercisable on each of the second, third, fourth and fifth anniversaries of the grant date.

In addition to benefits available to all salaried associates of the Company, Mr. Ellison will continue to participate in the Company’s executive officer programs, including but not limited to: (i) death benefit only insurance policy program; (ii) executive life insurance program; (iii) Supplemental Executive Choice Program (providing for the purchase of financial planning services, medical services not otherwise covered under our plans, supplemental life and disability insurance, excess personal liability coverage and coverage under a retiree medical plan); and (iv) a leased car program.

Upon termination of employment, Mr. Ellison will be subject to confidentiality restrictions.  In addition, Mr. Ellison will be subject to 24-month non-compete and 36-month non-solicitation provisions following the termination of employment with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Jack A. VanWoerkom
	Name:	Jack A. VanWoerkom
	Title:	Executive Vice President, Secretary and General Counsel

Date:  September 2, 2008